                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mykrolis Corporation of our report dated February 11, 2002 except for Note 15, as to which the date is February 14, 2002 relating to the consolidated and combined financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 21, 2002